                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Filed by the Registrant [X]
        Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ]  Confidential, For Use of the
                                           Commission only
                                           (as permitted by Rule 14a-6(e)(2))
        [X] Definitive Proxy Statement
        [ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             GADZOOX NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             GADZOOX NETWORKS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which transaction applies:

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               (2) Aggregate number of securities to which transaction applies:

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               (3)    Per unit price or other underlying value of transaction
                      computed pursuant to Exchange Act Rule 0-11:

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               (4) Proposed maximum aggregate value of transaction:

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               (5) Total fee paid:

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        [ ] Fee paid previously with preliminary materials.

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[ ]     Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:

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           (2)  Form, Schedule or Registration Statement No.:

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           (3)  Filing Party:

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           (4)  Date Filed:

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

                                 [GADZOOX LOGO]

                             GADZOOX NETWORKS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 21, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of GADZOOX NETWORKS, INC., a Delaware corporation (the "Company"), will be held on September 21, 2001, at 10:00 a.m. local time, at the Silver Creek Valley Country Club located at 5460 Country Club Parkway, San Jose, California 95138 for the following purposes:

          1. To elect one (1) Class II director to serve until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

          2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 2002.

          3. To approve a series of amendments to the 1999 Director Option Plan (the "Director Plan") to (i) increase the number of shares of Common Stock reserved for issuance thereunder, from 50,000 shares to 350,000 shares;
     (ii) increase the number of shares of Common Stock automatically granted to a newly elected non-employee director upon his or her election to the Board of Directors, from 5,000 shares to 70,000 shares, which shares shall be subject to vesting; (iii) increase the number of shares of Common Stock automatically granted to non-employee directors each year to 30,000 shares and (iv) provide that all options outstanding under the Director Plan at the time of a change of control of the Company shall vest in full and become immediately exercisable upon the occurrence of a change of control of the Company.

          4. To approve an amendment to the Director Plan to increase the number of shares of Common Stock by which the number of shares reserved under the Director Plan will automatically increase each year to that number sufficient to bring the number of available shares to 350,000 shares;

          5. To approve an amendment to the Company's 1999 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock by which the number of shares reserved for sale under the ESPP will automatically increase each year to an amount equal to the lesser of (i) 750,000 shares of the Company, (ii) 1.5% of the outstanding shares of the Company or (iii) a lesser amount determined by the Board.

          6. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on July 25, 2001 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to complete your proxy card via the telephone or internet. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          /s/ MICHAEL PARIDES
                                          --------------------------------------
                                          Michael Parides
                                          President and Chief Executive Officer

San Jose, California
August 14, 2001

                            YOUR VOTE IS IMPORTANT.

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR COMPLETE YOUR PROXY CARD VIA THE TELEPHONE OR INTERNET.

                             GADZOOX NETWORKS, INC.
                            ------------------------

                            PROXY STATEMENT FOR 2001
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of GADZOOX NETWORKS, INC., a Delaware corporation (the "Company" or "Gadzoox"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held September 21, 2001 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Silver Creek Valley Country Club located at 5460 Country Club Parkway, San Jose, California 95138. The Company's principal executive offices are located at 5850 Hellyer Avenue, San Jose, California 95138, and its telephone number at that location is (408) 360-4950.

     These proxy solicitation materials and the Annual Report on Form 10-K for the year ended March 31, 2001, including financial statements, were first mailed on or about August 14, 2001 to all stockholders entitled to vote at the meeting.

     THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE ANNUAL REPORT ON FORM 10-K TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO GADZOOX NETWORKS, INC., 5850 HELLYER AVENUE, SAN JOSE, CALIFORNIA 95138, ATTN: MICHAEL PARIDES, PRESIDENT AND CHIEF EXECUTIVE OFFICER.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on July 25, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one series of stock outstanding, designated Common Stock, $.005 par value per share. As of the Record Date, 34,172,802 shares of the Company's Common Stock were issued and outstanding and held of record by 307 stockholders. As of the Record Date, no shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company (Attention: Michael Parides, President and Chief Executive Officer) a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

VOTING

     Each stockholder is entitled to one vote for each share held.

SOLICITATION OF PROXIES

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company is using Skinner & Co., an outside proxy solicitation firm, to solicit proxies this year at a cost not to exceed $7,500. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections (the "Inspector") who will be an employee of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law and the Company's bylaws for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the ratification of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 2002; (iii) the series of amendments to the 1999 Director Option Plan; (iv) the amendment to the automatic annual increase provision of the Director Plan; (v) the amendment of the 1999 Employee Stock Purchase Plan and, at the discretion of the proxyholders
(vi) upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will be counted as present for the purpose of determining the presence of a quorum for the transaction of business, but will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. The Company intends to hold its 2002 Annual Meeting of Stockholders on or about September 21, 2002. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than April 17, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2002 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than July 1, 2002, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2002.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of July 2, 2001 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the current and former executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each listed stockholder is c/o Gadzoox Networks, Inc., 5850 Hellyer Avenue, San Jose, California 95138.

                                                      NUMBER OF SHARES            PERCENT OF SHARES
       NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIALLY OWNED(1)      BENEFICIALLY OWNED(1)(2)
       ------------------------------------         ---------------------      ------------------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Michael Parides(3)................................          265,914                          *
Clark Foy(4)......................................           88,808
Wayne Rickard(5)..................................          393,542                       1.14
William Hubbard(6)................................          172,629                          *
Steven Dalton(7)..................................          131,874                          *
K. William Sickler(8).............................        1,112,891                       3.26
  4665 La Rinconada Drive
  Los Gatos, CA 95032
Rob Kuhling(9)....................................          154,045                          *
  c/o ONSET Ventures
  2490 Sand Hill Road
  Menlo Park, CA 94025
Milton Chang(10)..................................        1,110,821                       3.26
  c/o New Focus, Inc.
  2630 Walsh Avenue
  Santa Clara, CA 95051
Steven West(11)...................................           35,000                          *
  1438 Green St., Studio 2
  San Francisco, CA 94104
Sylvia Summers(12)................................           35,000                          *
  14941 Vickery Lane
  Saratoga, CA 95070
5% STOCKHOLDERS
Entities associated with Galleon Technology.......        5,143,591                       15.1
  Partners II, L.P.(13)
  135 E. 57th Street
  New York, NY 10022
Entities associated with Balch Hill Partners,
  L.P.(14)........................................        3,153,000                       9.26
All executive officers and directors as a group
  (12 persons)(15)................................        2,344,505                       6.69

---------------
  *  Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes any shares with respect to which the stockholder holds sole or shared voting and investment power. The number of shares beneficially owned includes Common Stock which such individual has the right to acquire beneficial ownership of either currently or within 60 days after July 2, 2001, including, but not limited to, upon the exercise of an option. Except as noted in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting or investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them.

 (2) Percentage of beneficial ownership is based upon 34,066,027 shares of Common Stock outstanding as of July 2, 2001. For each named person, this percentage includes Common Stock which such person has the right to acquire beneficial ownership either currently or within 60 days after July 2, 2001, including, but not limited to, upon the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other person. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

 (3) Includes 240,414 shares issuable upon exercise of options held by Mr. Parides exercisable within 60 days of July 2, 2001.

 (4) Includes 87,808 shares issuable upon exercise of options held by Mr. Foy exercisable within 60 days of July 2, 2001.

 (5) Includes 309,542 shares issuable upon exercise of options held by Mr. Rickard exercisable within 60 days of July 2, 2001.

 (6) Includes 61,371 shares issuable upon exercise of options held by Mr. Hubbard exercisable within 60 days of July 2, 2001.

 (7) Includes 131,874 shares issuable upon exercise of options held by Mr. Dalton exercisable within 60 days of July 2, 2001.

 (8) Mr. Sickler resigned his position as President and Chief Executive Officer in August 2000. Represents 49,479 shares issuable upon exercise of options held by Mr. Sickler exercisable within 60 days of July 2, 2001, 1,034,783 shares held by K. William Sickler, 7,850 shares held by K. William Sickler, Trustee, or his successor under the Brett Ellen Sickler Trust, 1,693 shares held by K. William Sickler, Trustee or his successor under the Brett Ellen Sickler Disclaimer Trust, 7,850 shares held by K. William Sickler, Trustee, or his successor under the Cole William Sickler Trust, 1,693 shares held by
     K. William Sickler, Trustee, or his successor under the Cole William Sickler Disclaimer Trust, 7,850 shares held by K. William Sickler, Trustee, or his successor under the Joanna Jackson Sickler Trust and 1,693 shares held by K. William Sickler, Trustee, or his successor under the Joanna Jackson Sickler Revocable Trust. Mr. Sickler disclaims beneficial ownership of the shares held in trust for his children.

 (9) Mr. Kuhling is a general partner of ONSET Ventures and a director of the Company. Represents 83,190 shares held by ONSET Enterprise Associates II, 63,355 shares held by Robert Frank Kuhling, Jr. and Michele Denise Wilcox, Co-Trustees of the Kuhling-Wilcox 1990 Trust and 7,500 shares issuable upon exercise of options held by Mr. Kuhling exercisable within 60 days of July 2, 2001. Mr. Kuhling disclaims beneficial ownership of shares held by these entities, except for his proportional interest arising from his partnership interest in such funds.

(10) Represents 866,724 shares held by Dr. Chang; 236,597 shares held by Milton M.T. Chang and Rosalind P. Chang, Trustees of the M/R Chang Family Trust dated July 25, 1994; and 7,500 shares issuable upon exercise of options held by Dr. Chang exercisable within 60 days of July 2, 2001.

(11) Includes 35,000 shares issuable upon exercise of options held by Mr. West exercisable within 60 days of July 2, 2001.

(12) Includes 35,000 shares issuable upon exercise of options held by Ms. Summers exercisable within 60 days of July 2, 2001.

(13) Includes 129,350 shares held by Galleon Technology Partners, L.P., 970,200 shares held by Galleon Technology Partners II, L.P., 622,650 shares held by Galleon Management, L.P.; 2,909,400 shares held by Galleon Technology Offshore Ltd.; and 511,991 shares held by Admirals, L.P.

(14) Includes 256,000 shares held by entities associated with Balch Hill Partners, L.P.

(15) Includes 956,071 shares issuable upon exercise of options held by these individuals exercisable within 60 days of July 2, 2001.
---------------

  *  Less than one percent of the outstanding Common Stock.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Company has a classified board of directors currently consisting of two Class I directors, Michael Parides and Sylvia Summers, one Class II director, Milton Chang, and two Class III directors, Rob Kuhling and Steven West, who will serve until the annual meetings of stockholders to be held in 2003, 2001, and 2002, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates.

     The nominee for election at the Annual Meeting to Class II of the board of directors is Milton Chang. If elected, Dr. Chang will serve as a director until the annual meeting in 2004, or until his successor is duly elected and qualified or until his earlier resignation or removal. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominee. In the event that the nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. The Company does not believe that the nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominee listed below.

VOTE REQUIRED

     If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board.

DIRECTORS AND NOMINEES

     The following table sets forth certain information regarding the Company's directors and nominees as of July 2, 2001:

                    NAME                       AGE                  POSITION                   DIRECTOR
                    ----                       ---                  --------                   --------
Class I directors whose terms expire at the
  2003 annual meeting of stockholders:
  Michael Parides............................  43     President, Chief Executive Officer
                                                      and Director                               2000
  Sylvia Summers.............................  48     Director                                   2001
Class II nominee to be elected at the Annual
  Meeting:
  Dr. Milton Chang(1)(2).....................  58     Director                                   1992
Class III directors whose terms expire at the
  2002 annual meeting of stockholders:
  Robert Kuhling(1)(2).......................  52     Director                                   1996
  Steven West(2).............................  46     Director                                   2001

---------------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

     There is no family relationship between any director or executive officer of the Company.

     Michael Parides has served as the Company's President and Chief Executive Officer since August 2000. From June 2000 to August 2000, Mr. Parides served as the Company's Chief Operating Officer and from

January 2000 to June 2000, he served as Vice President of Advanced SAN Solutions and Customer Service. From June 1999 to January 2000, Mr. Parides was the Group Vice President of the Storage, Computer Systems, Software and Documents Management businesses at Dataquest/Gartner Group, a market research company. From November 1997 to June 1999, Mr. Parides was an independent consultant. From September 1996 to November 1997, he served as Vice President of Marketing of the Workstation, System and Server Division at Quantum Corporation, a storage systems company. From June 1995 to September 1996, Mr. Parides was the Vice President of Marketing, Consumer Desktops at IBM. Mr. Parides holds a B.S. in electrical engineering from Rutgers University and an M.B.A. from Duke University.

     Steven West has served as a director of the Company since May 2001. Since September 1999, Mr. West has served as the President and Chief Executive Officer of Entera, Inc., an internet content delivery technologies company. From January 1999 to August 1999, Mr. West was the President of the Services Business Unit at Electronic Data Systems Corporation ("EDS"), a technology services company. From June 1996 to January 1999, Mr. West served as President and Chief Executive Officer of Hitachi Data Systems, a joint venture computer hardware services company owned by Hitachi, Ltd. and EDS. From November 1984 to June of 1996, Mr. West served in various positions at EDS, most recently serving as President of EDS's Infotainment Business Unit. Mr. West is a director of Cisco Systems, Inc., a network equipment company. Mr. West holds a B.A.S. from Sienna Heights College.

     Milton Chang has served as a director of the Company since its inception in April 1992. Dr. Chang is the chairman of the board of directors of New Focus, Inc., a supplier of photonics tools for laser applications, which he founded in 1990. From 1996 to 1998, Dr. Chang served on the Visiting Committee for Advanced Technology of the National Institute of Standards and Technology. Dr. Chang holds a B.S. in electrical engineering from the University of Illinois and an M.S. and Ph.D. in electrical engineering from the California Institute of Technology.

     Robert Kuhling has served as a director of the Company since September 1996. Mr. Kuhling has been a general partner of venture capital funds managed by ONSET Ventures since 1987. He is a director of Accelerated Networks, a manufacturer of telecommunications equipment, and Euphonix, Inc., a digital sound integration company for professional recording studios, as well as several private companies. Mr. Kuhling holds an M.B.A. from Harvard University and an A.B. in economics from Hamilton College.

     Sylvia Summers has served as a director of the Company since June 2001. Since 2000, Ms. Summers has served as a Group Vice President of Cisco Systems, Inc., a network equipment company. From 1997 to 1999, Ms. Summers served as a Business Unit Vice President and General Manager for Storage Technology, Inc.. From 1993 to 1997, Ms. Summers served in various positions at Group Bull, an IT services company, most recently serving as a Business Unit Vice President and General Manager. Ms. Summers holds a B.S. from France, an electrical engineering degree from the Ecole Polytechnique Feminine, an M.S.E.E. from the University of California Berkeley and an M.B.A from the executive program of Thomson CSF.

BOARD MEETINGS AND COMMITTEES

     The Board held a total of five meetings during the fiscal year ended March 31, 2001. No director attended fewer than 75% of the meetings of the Board and committees thereof held during the fiscal year ended March 31, 2001, if any, upon which such director served.

     The Company's Board currently has two committees: an Audit Committee and a Compensation Committee. The Audit Committee consists of Dr. Chang, Mr. Kuhling and Mr. West, all of whom are independent members of the Audit Committee as defined under the National Association of Securities Dealers listing standards. The Audit Committee held a total of one meeting during fiscal 2001. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the Company's independent auditors and reviews the accounting principles and auditing practices and procedures to be used for the Company's financial statements. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

     The Compensation Committee consists of Dr. Chang and Mr. Kuhling. The Compensation Committee makes recommendations to the Board regarding stock plans and the compensation of officers and other managerial employees. The Compensation Committee held a total of two meetings during fiscal 2001. The Board has no nominating committee or any committee performing such functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. During fiscal 2001, no member of the Compensation Committee or executive officer of the Company served as a member of the board of directors or Compensation Committee of any entity that had one or more executive officers serving as a member of the Company's board of directors or Compensation Committee.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 2002, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board will reconsider its selection.

     Arthur Andersen LLP has audited the Company's financial statements annually since February 1998. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        FEES BILLED TO COMPANY BY ARTHUR ANDERSEN LLP DURING FISCAL 2001

AUDIT FEES

     Audit fees billed to the Company by Arthur Andersen LLP during the Company's 2001 fiscal year for the audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K and review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled $199,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2001

ALL OTHER FEES

     Fees billed to the Company by Arthur Andersen LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including accounting advice and tax services totaled $168,000. The audit committee of the Board of Directors has determined that the accounting advice and tax services provided by Arthur Andersen LLP are compatible with maintaining Arthur Andersen LLP's independence.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

                                 PROPOSAL THREE

                   AMENDMENT OF THE 1999 DIRECTOR OPTION PLAN

     At the Annual Meeting, the stockholders are being asked to approve a series of amendments ("Proposal Three") to the 1999 Director Option Plan (the "Director Plan") to:

     - increase the number of shares of Common Stock reserved for issuance thereunder from 50,000 shares to 350,000 shares;

     - increase the number of shares of Common Stock automatically granted to a newly elected non-employee director upon his or her election to the Board from 5,000 shares to 70,000 shares, which shares shall be subject to monthly vesting over a three year period;

     - increase the number of shares of Common Stock automatically granted to a non-employee director each year from 2,500 shares to 30,000 shares, which shares shall be subject to monthly vesting over a one year period; and

     - provide that all outstanding options under the Director Plan at the time of a Change of Control Event (as defined below) shall vest in full and become immediately exercisable upon the occurrence of (i) a merger or consolidation of the Company with another entity where the stockholders immediately prior to the merger do not continue to hold at least 50% of the voting power represented by the outstanding securities of the surviving entity, (ii) a sale of all or substantially all of the assets of the Company or (iii) the acquisition by a person or group of persons acting together of the Company's securities representing at least 50% of the voting power of the Company's securities (a "Change of Control Event").

     The Director Plan was adopted by the Board in May 1999 and by the stockholders in June 1999. The Director Plan currently provides for the grant of non-statutory stock options to non-employee directors. The Company initially reserved an aggregate of 50,000 shares of Common Stock for issuance under the Director Plan. The number of shares reserved for issuance under the Director Plan automatically increased by 25,000 shares on April 1, 2000 and by 12,500 shares on April 1, 2001 pursuant to a term of the Director Plan which provides for the automatic annual increase in the number of shares reserved under the Director Plan on the first day of each fiscal year equal to a number of shares sufficient to bring the number of shares available for issuance under the Director Plan to 50,000.

     As of July 2, 2001, options to purchase an aggregate of 33,020 shares of the Company's Common Stock were outstanding under the Director Plan with a weighted average exercise price of $22.34 per share, options to purchase an aggregate of 4,480 shares of the Company's Common Stock had been exercised and 50,000 shares of Common Stock were available for future grant under the Director Plan.

     We have in the past granted non-employee directors options to purchase the Company's Common Stock under the Amended and Restated 1993 Stock Plan (the "1993 Plan"). Non-statutory stock options and stock purchase rights may be granted to directors under the 1993 Plan. In May of 2001, Steven West was granted an option to purchase 70,000 shares of the Company's Common Stock under the 1993 Plan. In June of 2001, Sylvia Summers was granted an option to purchase 70,000 shares of the Company's Common Stock under the 1993 Plan. 8,126,095 shares of Common Stock are reserved for issuance under the 1993 Plan. As of July 2, 2001, options to purchase an aggregate of 6,760,440 shares of the Company's Common Stock were outstanding under the 1993 Plan with a weighted average exercise price of $8.83, 1,300,379 options had been exercised and 65,276 shares were available for future grant under the 1993 Plan.

     In June 2001, the Board authorized the amendments to the Director Plan described in this Proposal Three, subject to stockholder approval. The following is a general description of certain provisions of the Director Plan and the same provisions as they would be modified if Proposal Three were approved by the stockholders at the Annual Meeting.


--------------------------------------------------------------------------------------------------------
                                    CURRENT PROVISION                  PROPOSED PROVISION
--------------------------------------------------------------------------------------------------------
 NUMBER OF SHARES                   50,000 shares of Common Stock are  350,000 shares of Common Stock
 RESERVED FOR ISSUANCE              currently reserved for issuance    would be reserved under the
 UNDER THE DIRECTOR PLAN            under the Director Plan.           Director Plan, subject to annual
                                                                       automatic increases on April 1 of
                                                                       each year. See "Proposal
                                                                       4 -- Amendment to Automatic
                                                                       Annual Increase Provision of 1999
                                                                       Director Plan."
--------------------------------------------------------------------------------------------------------
 FIRST OPTION GRANT TO              Each newly elected non-employee    Each newly elected non-employee
 NEWLY ELECTED NON-                 director automatically is granted  director would automatically
 EMPLOYEE DIRECTORS                 an option to purchase 5,000        receive an option to purchase
                                    shares of Common Stock. The        70,000 shares of Common Stock.
                                    option is fully vested and         The option would vest as to 1/36
                                    immediately exercisable.           of the shares each full month
                                                                       following the grant date,
                                                                       provided that the optionee
                                                                       continues to serve as a director
                                                                       on these dates. The existing
                                                                       Board members would not benefit
                                                                       from this increase.
--------------------------------------------------------------------------------------------------------
 ANNUAL OPTION GRANTS               Each non-employee director         Each non-employee director
                                    automatically is granted an        automatically would be granted an
                                    option to purchase 2,500 shares    option to purchase 30,000 shares
                                    of Common Stock each year on May   of Common Stock each year on May
                                    1 if on that date he or she has    1 if on that date he or she has
                                    served on the Board for at least   served on the Board for at least
                                    the preceding six months.          the preceding six months. The
                                                                       option would vest as to 1/12 of
                                                                       the shares each full month
                                                                       following the grant date,
                                                                       provided that the optionee
                                                                       continues to serve as a director
                                                                       on these dates.
--------------------------------------------------------------------------------------------------------
 ACCELERATION OF VESTING            None.                              All outstanding options shall
 UPON A CHANGE OF                                                      vest in full and become
 CONTROL                                                               immediately exercisable upon a
                                                                       Change of Control Event.
--------------------------------------------------------------------------------------------------------

     The Board believes that the Director Plan is an important factor in attracting and retaining the best available people for service as directors and provides an effective vehicle to compensate them for their many hours of service. The Board also believes that the level of initial and subsequent stock option grants currently available to directors is significantly less than the level of option grants given to directors at other companies in

Silicon Valley that are similarly situated and that in order to attract and retain the valuable services of our existing and potential new directors, particularly in the extremely competitive market in Silicon Valley, the number of shares of Common Stock subject to these option grants should be increased. The Board believes that the number of shares of Common Stock currently reserved for issuance under the Director Plan, including the additional shares that will automatically become reserved for issuance under the Director Plan on April 1, 2002, will be inadequate to implement the amendments described in this Proposal Three and that it is necessary to increase the number of shares of Common Stock currently reserved under the Director Plan to effect these amendments. Accordingly, the Board believes that the amendments described in this Proposal Three would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve Proposal Three. For this purpose, the "Votes Cast" are defined to be the shares of the Company's Common Stock represented and voting at the Annual Meeting and eligible to be voted on this Proposal Three.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENTS TO THE 1999 DIRECTOR OPTION PLAN.

SUMMARY OF THE PLAN

     The following is a summary of the material features of the Director Plan, as amended by Proposal Three and Proposal Four. We encourage you to read the complete copy of the Director Plan, as last amended by the Board, attached to this Proxy Statement as Appendix B.

     Purpose. The purposes of the Director Plan are to (i) attract and retain the best available personnel for service as non-employee directors ("Outside Directors"), (ii) to provide additional incentive to the Outside Directors to serve as directors and (iii) to encourage their continued service on the Board.

     Administration. The Director Plan is designed as an automatic grant plan which generally does not require administration.

     Shares Available for Grant. A total of 350,000 shares of Common Stock are reserved for issuance under the Director Plan. The number of shares reserved for issuance under the Director Plan increases every April equal to a number of shares sufficient to bring the total number of shares available for future issuance under the Director Plan to 350,000 shares.

     Eligibility. The Director Plan provides that options may be granted only to Outside Directors. All grants are automatic and are not subject to the discretion of any person. As of July 2, 2001, four directors were eligible to participate in the Director Plan.

     Procedure for Grants. The Director Plan provides for the grant of non-statutory options to Outside Directors of the Company. Each Outside Director is granted an option to purchase 70,000 shares of Common Stock on the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy ("First Option"). Thereafter, each Outside Director will be automatically granted an option to purchase 30,000 shares annually ("Subsequent Option") on May 1 of each year provided that he or she has served on the Board for at least the preceding six months.

     Terms of Options. Options granted under the Director Plan have a term of three years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

     Exercise of Option. The First Option vests as to 1/36 of the shares subject to such grant each full month following the date of grant, provided that the optionee continues to serve as a director on these dates. Each Subsequent Option vests as to 1/12 of the shares subject to such grant each month following the date of grant, provided that the optionee continues to serve as a director of this date. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of the Company's Common Stock, pursuant to a cashless exercise program or a combination thereof.

     Exercise Price. The option price is 100% of the fair market value of the Company's Common Stock on the date of grant. The Board of Directors of the Company determines such fair market value based upon the closing price of the Common Stock on the Nasdaq National Market on the date the option is granted. The closing sale price of the Company's Common Stock on July 2, 2001 was $2.99.

     Termination of Status as a Director. If an optionee ceases to be a director of the Company for any reason other than death or disability, vesting of the option shall cease as of the date of termination. Thereafter, the option may be exercised within three months as to all or part of the shares that the optionee was entitled to exercise at the date of termination. If such termination is due to death or disability within the meaning of Section 22(e)(3) of the Code, the optionee (or the optionee's legal representative) shall have the right to exercise his or her option, but only within 12 months following the date of such termination, and only to the extent that the optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its three year term).

     Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime.

     Adjustments on Changes in Capitalization. In the event any change is made in the Company's capitalization, such as a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, the number of shares remaining subject to the Director Plan and the purchase price per share shall be appropriately adjusted.

     Dissolution or Liquidation. An option shall terminate immediately prior to the dissolution or liquidation of the Company to the extent it has not been previously exercised.

     Change of Control. Upon the occurrence of a Change of Control Event, all options outstanding under the Director Plan at the time of such Change of Control Event shall vest in full and become immediately exercisable and each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or substitute substantially equivalent options, then the Board shall notify the optionee of that fact, the option shall remain exercisable for a period of 30 days from the date of such notice and the option shall terminate upon the expiration of such 30 day period.

     Amendment and Termination. The Board of Directors may at any time amend or terminate the Director Plan. The Company shall obtain stockholder approval of any Director Plan amendment in the manner and to the degree required to the extent necessary and desirable to comply with applicable laws, rules and regulations. The Director Option Plan will terminate by its terms in June 2009.

FEDERAL TAX INFORMATION

     Options granted under the Director Plan are non-statutory options. An optionee will not recognize any taxable income at the time the non-statutory option is granted. Upon exercise of the option, the optionee will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the fair market value of the shares over the exercise price. Any taxable income recognized in connection with the exercise of an option is subject to tax withholding by the Company.

     Upon resale of the shares acquired pursuant to an option under the Director Plan, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Unless limited by Section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option under the Director Plan. The Company is not required to withhold any amount for federal tax purposes on any such income included by optionee.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE UNITED STATES FEDERAL INCOME TAXATION LAWS UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE PLAN

     As of July 2, 2001, four directors, Dr. Chang, Mr. Kuhling, Ms. Summers and Mr. West, were eligible to participate in the Director Plan. Information regarding options granted to these directors during fiscal 2001 is set forth under the heading "Certain Relationships and Related Transactions -- Executive Officer and Director Option Grants." During fiscal 2001, the Company's non-employee directors were granted options to purchase 12,500 shares of Common Stock under the Director Plan and were granted options to purchase 140,000 shares of Common Stock under the 1993 Plan.

                                 PROPOSAL FOUR

                AMENDMENT TO AUTOMATIC ANNUAL INCREASE PROVISION
                        OF THE 1999 DIRECTOR OPTION PLAN

     The Director Plan currently provides that the number of shares of Common Stock available for issuance under the Director Plan automatically increases each year by that number sufficient to bring the number of available shares to 50,000 shares. In June 2001, the Board approved an amendment to the Director Plan to provide that the number of shares of Common Stock available for issuance under the Director Plan automatically increases each year by that number sufficient to bring the number of shares available for issuance under the Director Plan to 350,000 shares ("Proposal Four"). The Stockholders are being asked to approve this amendment at the Annual Meeting.

     The Board believes that the Director Plan is an important factor in attracting and retaining the best available people for service as directors and provides an effective vehicle to compensate them for their many hours of service. The Board also believes that the level of initial and subsequent stock option grants currently available to directors is significantly less than the level of option grants given to directors at other companies in Silicon Valley that are similarly situated and that in order to attract and retain the valuable services of our existing and potential new directors, particularly in the extremely competitive market in Silicon Valley, the number of shares subject to these option grants should be increased. To implement the amendments described in "Proposal Three -- Amendments to the 1999 Director Option Plan," which will, in part, increase the number of shares of Common Stock subject to each First Option and Subsequent Option granted to non-employee directors, the Board believes it is necessary to increase the number of shares that automatically would become available for issuance each year. The Board believes that the amendment described in this Proposal Four would most efficiently and effectively facilitate the granting of options under the Director Plan and convey to the Company's directors the Company's commitment to adequately compensate them for their efforts. Accordingly, the Board believes that Proposal Four is in the best interests of the Company and its stockholders.

VOTE REQUIRED

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve Proposal Four. For this purpose, the "Votes Cast" is defined as the shares of the Company's Common Stock represented and voting at the Annual Meeting and eligible to be voted on this Proposal Four.

  THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE 1999 DIRECTOR OPTION PLAN.

SUMMARY OF THE PLAN

     For a summary of the material features of the Director Plan, as proposed to be amended, please see "Proposal Three -- Amendments to 1999 Director Option Plan -- Summary of Plan." We encourage you to read the complete copy of the Director Plan, as last amended by the Board, attached to this Proxy Statement as Appendix B.

FEDERAL INFORMATION

     For a description of the federal income tax consequences to the optionee and the Company of the issuance and exercise of options under the Director Plan, please see "Proposal Three -- Amendments to 1999 Director Option Plan -- United States Tax Information."

PARTICIPATION IN THE PLAN

     For a discussion of participation in the Director Plan, please see "Proposal Three -- Amendments to 1999 Director Option Plan -- Participation in the Plan."

                                 PROPOSAL FIVE

               AMENDMENT OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1999 Employee Stock Purchase Plan (the "ESPP") currently provides that the number of shares of Common Stock reserved for issuance under the ESPP will automatically increase each year by the lesser of (i) 250,000 shares, (ii) 1.0% of the outstanding shares of the Company or (iii) a lesser amount determined by the Board. In June 2001, the Board approved an amendment to the ESPP to provide that the number of shares of Common Stock reserved for issuance under the ESPP will automatically increase each year by the lesser of
(a) 750,000 shares of Common Stock, (b) 1.5% of the outstanding shares of the Company or (c) a lesser amount determined by the Board. The Stockholders are being asked to approve this amendment at the Annual Meeting.

     The ESPP provides employees of the Company the opportunity to purchase shares of Common Stock of the Company through accumulated payroll deductions at below market prices. The ESPP was adopted by the Board in May 1999 and by the stockholders in June 1999. The Company initially reserved an aggregate of 150,000 shares of Common Stock for issuance under the ESPP. The number of shares reserved for issuance under the ESPP automatically increased by 250,000 shares on April 1, 2000 and by 250,000 shares on April 1, 2001 pursuant to a term of the ESPP which provides for the automatic annual increase in the number of shares reserved under the ESPP as described above. As of July 2, 2001, an aggregate of 150,941 shares of the Company's Common Stock had been purchased under the ESPP with a weighted average purchase price of $9.07 per share and 499,059 shares of Common Stock were available for future grant under the ESPP. As of July 13, 2001 the market value of the Common Stock was $2.67 per share.

     In addition to the ESPP, the Company maintains two other employee equity compensation plans, the Amended and Restated 1993 Stock Plan (the "1993 Plan") and the 2000 Nonstatutory Stock Option Plan (the "NSO Plan"). The 1993 Plan provides for the grant of stock purchase rights and incentive stock options to the Company's employees. The NSO Plan provides for the grant of nonstatutory stock options to the Company's employees. Officers and directors of the Company are not eligible to receive stock option grants under the NSO Plan, provided however, that stock options may be granted to an officer as an essential inducement to an officer entering into an employment agreement regarding his or her initial service with the

Company. 8,146,095 shares of Common Stock are reserved for issuance under the 1993 Plan. As of July 2, 2001, options to purchase an aggregate of 6,760,440 shares of the Company's Common Stock were outstanding under the 1993 Plan with a weighted average exercise price of $8.83 per share, 1,300,379 options had been exercised, and 65,276 shares of Common Stock were available for future grant under the 1993 Plan. 5,300,000 shares of Common Stock are reserved for issuance under the NSO Plan. As of July 2, 2001, options to purchase an aggregate of 4,527,848 shares of the Company's Common Stock were outstanding under the NSO Plan with a weighted average exercise price of $4.39 per share, 42 options had been exercised, and 772,110 shares of Common Stock were available for future grant under the NSO Plan.

     The Board of Directors believes that the ESPP is an important factor in creating equity incentives to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company believes that linking employee compensation to corporate performance motivates employees to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees. This practice has enabled the Company to attract and retain the talent that it continues to require. In order to attract and retain the service of valuable employees as the Company continues to grow, it will be necessary to continue to provide for these equity incentives, particularly in the extremely competitive job market in Silicon Valley.

     Management believes it is critical to the Company's success to maintain competitive employee compensation programs. The Board believes that the number of shares reserved under the ESPP and the Company's other equity compensation plans will be inadequate to satisfy the equity needs of the Company and that the proposed increase in the number of shares of Common Stock reserved under the ESPP would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the 1999 Employee Stock Purchase Plan. For this purpose, the "Votes Cast" is defined as the shares of the Company's Common Stock represented and voting at the Annual Meeting and eligible to be voted on this Proposal Five.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

SUMMARY OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     The following is a summary of the material features of the ESPP, as amended by this Proposal Five. We encourage you to read the complete copy of the ESPP, as last amended by the Board, attached to this Proxy Statement as Appendix C.

     Purpose. The purpose of the ESPP is to provide employees of the Company with an opportunity to purchase Common Stock through accumulated payroll deductions.

     Administration. The ESPP, which is intended to qualify under Section 423 of the Code, is administered by the Board of Directors or a committee designated by the Board (the "Administrator"). All questions of interpretation or application of the ESPP are determined by the Administrator, and its decisions are final, conclusive and binding upon all participants.

     Eligibility and Participation; Withdrawal. Employees of the Company and its designated subsidiaries who have been employed by the Company for at least one day prior to the first day of an offering period are eligible to participate in the ESPP if they are customarily employed for at least 20 hours per week and more than five months per year, and do not own or hold options to purchase as a result of such participation, five percent or more of the total combined voting power or value of all classes of stock of the Company. Notwithstanding the foregoing, no employee may be granted the right to purchase more than $25,000 worth or more than 5,000 shares of Common Stock annually. Eligible employees become participants in the ESPP by completing a subscription agreement authorizing payroll deductions of up to 10% of the employee's compensation, and filing it with the Company's payroll office not later than the day before an enrollment date.

An employee's payroll deductions may be decreased to zero at any time during an offering period if necessary to comply with Section 423(b)(8) of the Code. An employee may withdraw from the ESPP at any time by giving written notice to the Company. In such a case, all payroll deductions credited to the employee's account and not yet used to purchase stock are refunded. A person whose employment with the Company has terminated shall be treated as if that person had elected to withdraw from the ESPP. Approximately 58% of all employees are currently participating in the ESPP.

     Offering Periods. The ESPP is implemented by consecutive six-month offering periods. Offering periods commence on the first trading day on or after August 1 and February 1 and terminate on the last trading day of the sixth month following such commencement date. The Administrator may change the commencement date and duration of the offering periods without stockholder approval. On the first day of an offering period, each eligible participating employee is granted an option to purchase on the last day of the offering period (the "Exercise Date") at purchase price described below up to a number of shares determined by dividing the employee's payroll deductions accumulated prior to the Exercise Date by the applicable purchase price, subject to the limitations described elsewhere in this section. Notwithstanding the foregoing, the employee may not purchase more than 2,500 shares during any offering period.

     Purchase Price. The purchase price per share at which shares may be sold to employees under the ESPP is 85% of the lower of the fair market value of the Company's Common Stock (a) on the date of commencement of the offering period or
(b) on the last trading day of the six-month offering period. The fair market value of the Company's Common Stock on a given date is the closing sale price on the Nasdaq National Market. In the event the Company's Common Stock is quoted on the Nasdaq system but not on the National Market thereof, the fair market value is the mean of the closing bid and asked prices for the Company's Common Stock on the date of determination. In the absence of an established market for the Common Stock, the fair market value is established by the Board of Directors.

     Adjustments on Changes in Capitalization. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of the Company's Common Stock without receipt of consideration by the Company, the number of shares remaining subject to the ESPP and the purchase price per share shall be appropriately adjusted. In the event of a proposed dissolution or liquidation of the Company, the offering period will be shortened and terminate immediately prior to such dissolution or liquidation, unless the Board provides otherwise. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or provide a substitute for the option, the offering period will be shortened and terminate prior to the proposed sale or merger.

     Transferability. No rights or accumulated payroll deductions of a participant may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution).

     Amendment and Termination of the ESPP. The Board of Directors may at any time and for any reason amend or terminate the ESPP, except that (i) such termination shall not affect any purchase rights previously granted (except as permitted under the terms of the ESPP), and (ii) no amendment may adversely affect a purchase right previously granted under the ESPP. However, the Board of Directors may terminate an offering period on the last day of the offering period if the Board determines that the termination of the offering period of the ESPP is in the best interests of the Company and its stockholders. The Company must obtain stockholder approval of any termination or amendment to the extent necessary to comply with Section 423 of the Code. The ESPP shall continue in effect for a term of ten years unless terminated earlier by the Board.

     Use of Funds. All payroll deductions held by the Company may be used by the Company for any corporate purpose and the Company is not obligated to segregate the payroll deductions.

UNITED STATES TAX INFORMATION

     The ESPP and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon the sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares on the date of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     THE FOREGOING SUMMARY OF THE EFFECT OF THE UNITED STATES FEDERAL INCOME TAXATION LAWS UPON THE PARTICIPANT AND THE COMPANY IN CONNECTION WITH THE ESPP DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE PLAN

     The Company cannot now determine the number of shares to be issued in the future pursuant to the ESPP to the Company's executive officers and employees. In fiscal 2001, 112,044 shares of the Company's Common Stock were issued to all employees (excluding executive officers) under the ESPP and no shares of the Company's Common Stock were issued under the ESPP to the executive officers as a group.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY CAPITALIZATION TABLE

     The following Summary Compensation Table sets forth certain information regarding the compensation of the President and Chief Executive Officer of the Company, the other four most highly compensated executive officers of the Company and the former President and Chief Executive Officer of the Company (the "Named Executive Officers") for services rendered in all capacities to the Company in the fiscal years ended March 31, 1999, March 31, 2000 and March 31, 2001.

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       ------------
                                               ANNUAL COMPENSATION      SECURITIES
                                    FISCAL    ---------------------     UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR     SALARY($)    BONUS($)     OPTIONS(#)     COMPENSATION($)
   ---------------------------      ------    ---------    --------    ------------    ---------------
Michael Parides(1)................   2001     $235,423          --       630,000             --
  President and Chief Executive      2000       48,471          --       130,000             --
  Officer
Wayne Rickard.....................   2001      204,417     $ 4,507       215,000             --
  Senior Vice President of           2000      163,041          --        15,000             --
  Research and Development           1999      143,826          --        45,000             --
Clark Foy.........................   2001      156,846      60,000       285,000             --
  Vice President of Marketing
William Hubbard...................   2001      159,500          --        60,000             --
  Vice President of Manufacturing    2000      149,440          --        15,000             --
                                     1999      137,000          --        20,000             --
Steven Dalton.....................   2001      208,250      50,000       270,000             --
  Vice President of Engineering
K. William Sickler(2).............   2001      266,939          --            --             --
  Former President and               2000      215,000          --       125,000             --
  Chief Executive Officer            1999      198,750          --       100,000             --

---------------
(1) Mr. Parides was appointed President and Chief Executive Officer in August 2000. From June 2000 until August 2000, Mr. Parides served as the Company's Chief Operating Officer and from January 2000 until June 2000, he served as Vice President of Advanced SAN Solutions and Customer Service.

(2) In August 2000, Mr. Sickler resigned as the Company's President and Chief Executive Officer.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information for each grant of options to purchase the Company's Common Stock during fiscal 2001 to each of the Named Executive Officers. Each of these options granted by the Company was granted under the 1993 Stock Option Plan, as amended (the "Plan"). Each option has a term of 10 years, subject to earlier termination in the event the optionee's services to the Company cease. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent the Company's estimate of future stock price.

Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock.

                                                                                      POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                       -----------------------
                         ---------------------------------------------------------      VALUE AT ASSUMED
                         NUMBER OF                                                    ANNUAL RATES OF STOCK
                         SECURITIES   PERCENT OF TOTAL     EXERCISE                       APPRECIATION
                         UNDERLYING   OPTIONS GRANTED     PRICE PER                    FOR OPTION TERM(5)
                          OPTIONS     TO EMPLOYEES IN       SHARE       EXPIRATION   -----------------------
         NAME            GRANTED(1)    FISCAL 2001(2)    ($/SHARE)(3)    DATE(4)         5%          10%
         ----            ----------   ----------------   ------------   ----------   ----------   ----------
Michael Parides(6).....    65,000          0.010           $  23.62     05/25/2010   $  965,550   $2,446,808
                           65,000          0.010              11.81     07/14/2010      482,775    1,223,404
                          500,000          0.073               4.12     10/27/2010    1,295,534    3,283,000
Wayne Rickard(7).......    35,000          0.005              11.81     07/14/2010      259,956      658,756
                           55,000          0.008              11.81     07/24/2010      408,501    1,035,188
                          125,000          0.018               4.12     10/27/2010      323,883      820,750
William Hubbard........    20,000          0.003              11.81     07/14/2010      148,546      376,432
                           40,000          0.006               4.12     10/27/2010      103,644      262,640
Clark Foy(8)...........   130,000          0.019              11.81     07/14/2010      965,549    2,446,808
                           30,000          0.004              11.81     07/24/2010      222,819      564,648
                          125,000          0.018               4.12     10/27/2010      323,883      820,750
Steve Dalton(9)........    35,000          0.005              23.62     05/25/2010      519,912    1,317,512
                           55,000          0.008              11.81     07/14/2010      408,501    1,035,188
                           55,000          0.008              11.81     07/24/2010      408,501    1,035,188
                          125,000          0.018               4.12     10/27/2010      323,883      820,750
William Sickler........        --             --                 --             --           --           --

---------------
(1) The options for each of the Named Executive Officers vest at the rate of 2.08% of the shares subject to the option per month. Under the Plan, the Board of Directors retains the discretion to modify the terms, including the price, of outstanding options. Mr. Foy's option of 130,000 shares is subject to a one-year cliff pursuant to which 25% of the shares will vest on the one-year anniversary of the grant date and the remainder of the shares will vest at the rate of 2.08% of the shares subject to the option each month thereafter.

(2) Based on an aggregate of 6,804,326 options granted to employees and consultants, including the Named Executive Officers, in fiscal 2001.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date prior to the date of grant.

(4) Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

(5) The potential realizable value is net of exercise price before taxes and calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option (ten years) and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(6) Upon a change of control, a portion of Mr. Parides's options shall be subject to accelerated vesting. See "Executive Compensation and Other Matters -- Change of Control, Severance and Consulting Arrangements."

(7) Upon a change of control, a portion of Mr. Rickard's options shall be subject to accelerated vesting. See "Executive Compensation and Other Matters -- Change of Control, Severance and Consulting Arrangements."

(8) Upon a change of control, a portion of Mr. Foy's options shall be subject to accelerated vesting. See "Executive Compensation and Other Matters -- Change of Control, Severance and Consulting Arrangements."

(9) Upon a change of control, a portion of Mr. Dalton's options shall be subject to accelerated vesting. See "Executive Compensation and Other
    Matters -- Change of Control, Severance and Consulting Arrangements."

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning exercisable and unexercisable options held as of March 31, 2001.

                                                                                          VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES              IN-THE-MONEY
                                                           UNDERLYING UNEXERCISED              OPTIONS AT
                               SHARES         VALUE       OPTIONS AT MARCH 31, 2001         MARCH 31, 2001(2)
                             ACQUIRED ON     REALIZED    ---------------------------   ---------------------------
           NAME             EXERCISE (#)      ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -------------   ----------   -----------   -------------   -----------   -------------
Michael Parides(3)........     760,000      $       --     114,375        645,625       $     --        $    --
Wayne Rickard(4)..........     491,000         397,815     261,604        229,396        335,439          2,540
Clark Foy(5)..............     285,000              --      18,021        266,979             --             --
Steve Dalton(6)...........     395,000              --      75,105        319,896             --             --
William Hubbard...........     123,662         834,186      35,330         88,332         22,378         22,378
K. William Sickler........     225,000       2,637,697     149,479         75,521             --             --

---------------
(1) Fair market value of the Company's Common Stock at the exercise date minus the per share exercise price.

(2) Based on a value of $1.875 per share, the fair market value of the Company's Common Stock as of March 31, 2001, minus the per share exercise price.

(3) Upon a change of control, a portion of Mr. Parides's options shall be subject to accelerated vesting. See "Executive Compensation and Other Matters -- Change of Control, Severance and Consulting Arrangements."

(4) Upon a change of control, a portion of Mr. Rickard's options shall be subject to accelerated vesting. See "Executive Compensation and Other Matters -- Change of Control, Severance and Consulting Arrangements."

(5) Upon a change of control, a portion of Mr. Foy's options shall be subject to accelerated vesting. See "Executive Compensation and Other Matters -- Change of Control, Severance and Consulting Arrangements."

(6) Upon a change of control, a portion of Mr. Dalton's options shall be subject to accelerated vesting. See "Executive Compensation and Other
    Matters -- Change of Control, Severance and Consulting Arrangements."

CHANGE OF CONTROL, SEVERANCE AND CONSULTING ARRANGEMENTS

     William Sickler. In August 2000, Mr. Sickler resigned his position as President and Chief Executive Officer of the Company and as a member of the Board of Directors. The Company entered into a Confidential Resignation Agreement and Mutual General Release pursuant to which, in consideration for Mr. Sickler's agreement to provide consulting services for a period of one year (the "Consulting Term"), Mr. Sickler would receive the following benefits and payments: (i) continuation of Mr. Sickler's salary in effect immediately prior to his resignation during the Consulting Term; (ii) the acceleration and immediate vesting of 56,250 stock options (with the balance of any stock options not so accelerated being returned to the Plan); (iii) payment by the Company of COBRA premiums and (iv) ownership of his laptop and home computer system.

     Michael Parides. The Company has entered into an Employment, Change of Control and Severance Agreement (the "Parides Employment Agreement") with Mr. Parides pursuant to which, upon the termination of his employment with the Company without cause, Mr. Parides would receive (i) continuation of his salary in effect immediately prior to his termination for a one-year period, (ii) continued vesting of his options for a one-year period and (iii) payment by the Company of COBRA premiums. Additionally, pursuant to the terms of the Parides Employment Agreement, the Company has agreed that in the event of a change of control of the Company, (a) one-half of the unvested portion of any stock option will be accelerated and the Company's repurchase option applicable to one-half of any stock subject to such repurchase option shall lapse and (b) if Mr. Parides's employment with the Company is terminated (or constructively terminated) within one year after the occurrence of the Change of Control Event, then the balance of any unvested options as of the termination date will be accelerated and the Company's repurchase option applicable to the balance of any stock subject to such repurchase option shall lapse. The Employment Agreement also provides for an annual salary of $250,000 and the grant of options to purchase 500,000 shares of Common Stock.

     Clark Foy. The Company has entered into a change of control agreement with Clark Foy. Mr. Foy's change of control agreement provides that in the event of a change of control of the Company, the number of stock options and restricted stock beneficially owned by Mr. Foy which would have become vested had Mr. Foy continued to be employed by the Company on the first anniversary following a change of control of the Company shall, on the effective date of the Change of Control Event in the case of stock options, become fully vested and immediately exercisable and, in the case of restricted stock, be released from the Company's repurchase option. The balance of any unvested shares not accelerated will continue to vest over the original vesting schedule and the repurchase option, if any, applicable to any shares will continue to lapse over the original schedule.

     If Mr. Foy's employment with the Company is involuntarily terminated within 12 months immediately following a Change of Control Event, all stock options shall become vested and immediately exercisable and all restricted stock shall be released from the Company's repurchase option.

     Steve Dalton. The Company has entered into a change of control agreement with Steve Dalton. Mr. Dalton's change of control agreement provides that in the event of a change of control of the Company, the number of stock options and restricted stock beneficially owned by Mr. Dalton which would have become vested had Mr. Dalton continued to be employed by the Company on the first anniversary following a change of control, shall, on the effective date of the Change of Control Event, in the case of stock options, become fully vested and immediately exercisable and, in the case of restricted stock, be released from the Company's repurchase option. The balance of any unvested shares not accelerated will continue to vest over the original vesting schedule and the repurchase option, if any, applicable to any shares will continue to lapse over the original schedule.

     If Mr. Dalton's employment with the Company is involuntarily terminated within 12 months immediately following a Change of Control Event, all stock options shall become vested and immediately exercisable and all restricted stock shall be released from the Company's repurchase option.

     Wayne Rickard. The Company has entered into a change of control agreement with Wayne Rickard. Mr. Rickard's change of control agreement provides that in the event of a change of control of the Company, the number of stock options and restricted stock beneficially owned by Mr. Rickard which would have become vested had Mr. Rickard continued to be employed by the Company on the first anniversary following a change of control, shall, on the effective date of the Change of Control Event, in the case of stock options, become fully vested and immediately exercisable and, in the case of restricted stock, be released from the Company's repurchase option. The balance of any unvested shares not accelerated will continue to vest over the original vesting schedule and the repurchase option, if any, applicable to any shares will continue to lapse over the original schedule.

     If Mr. Rickard's employment with the Company is involuntarily terminated within 12 months immediately following a Change of Control Event, all stock options shall become vested and immediately exercisable and all restricted stock shall be released from the Company's repurchase option.

     Ronald G. von Trapp. The Company has entered into an Employment, Change of Control and Severance Agreement (the "von Trapp Employment Agreement") with Mr. von Trapp pursuant to which, upon the termination of his employment with the Company without cause, Mr. von Trapp would receive

(i) continuation of his salary in effect immediately prior to his termination for a one-year period, (ii) continued vesting of his options for a one-year period and (iii) payment by the Company of COBRA premiums. Additionally, pursuant to the terms of the von Trapp Employment Agreement, the Company has agreed that if Mr. von Trapp's employment with the Company is terminated (or constructively terminated) within one year after the occurrence of a change of control of the Company, then 50% of any unvested options as of the termination date shall be accelerated and the Company's repurchase option applicable to the balance of any stock subject to such repurchase option shall lapse.

     The von Trapp Employment Agreement also provides for an annual salary of $200,000, the grant of options to purchase 225,000 shares of Common Stock and a cash bonus of $200,000 payable each year during the term of the von Trapp Employment Agreement based upon targets mutually agreed upon by Mr. von Trapp and the Company. Additionally, pursuant to the von Trapp Employment Agreement the Company has made a loan to Mr. von Trapp in the principal amount of $250,000, which is forgivable over 24 months.

     Kristin Ann Strout. The Company has entered into a change of control agreement with Ms. Strout. Ms. Strout's change of control agreement provides that if Ms. Strout is involuntarily terminated within 12 months immediately following a change of control of the Company, 50% of the unvested portion of all stock options and restricted stock beneficially owned by Ms. Strout on the effective date of the change of control of the Company, in the case of stock options, shall become vested and immediately exercisable and, in the case of restricted stock, shall be released from the Company's repurchase option.

     Ed Turner. The Company has entered into a change of control agreement with Ed Turner. Mr. Turner's change of control agreement provides that 25% of the unvested portion of all stock options and restricted stock beneficially owned by Mr. Turner on the effective date of a change of control of the Company, in the case of stock options, shall become vested and immediately exercisable and, in the case of restricted stock, shall be released from the Company's repurchase option. The balance of any unvested shares not accelerated will continue to vest over the original vesting schedule and the repurchase option, if any, applicable to any shares will continue to lapse over the original schedule.

     David Eichler. The Company has entered into a change of control agreement with Mr. Eichler. Mr. Eichler's change of control agreement provides that 50% of the unvested portion of all stock options and restricted stock beneficially owned by Mr. Eichler on the effective date of the change of control event of the Company, in the case of stock options, shall become vested and immediately exercisable and, in the case of restricted stock, shall be released from the Company's repurchase option. The balance of any unvested shares not accelerated will continue to vest over the original vesting schedule and the repurchase option, if any, applicable to any shares will continue to lapse over the original schedule.

     If Mr. Eichler is involuntarily terminated within 12 months immediately following a change of control of the Company, 25% of the unvested portion of all stock options and restricted stock beneficially owned by Mr. Eichler on the date of Mr. Eichler's termination, in the case of stock options, shall become vested and immediately exercisable and, in the case of restricted stock, shall be released from the Company's repurchase option.

DIRECTORS' COMPENSATION

     The Company's non-employee directors are reimbursed for expenses incurred in connection with attending Board and committee meetings but are not compensated for their services as Board or committee members. The Company grants non-employee directors options to purchase the Company's Common Stock pursuant the terms of the Director Plan. Directors also are eligible to receive option grants to purchase the Company's Common Stock pursuant to the terms of the 1993 Plan. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions -- Executive Officer and Director Option Grants."

     The Director Plan provides for the automatic grant of 5,000 shares of Common Stock (the "First Option") to each non-employee director on the date on which such person first becomes a non-employee director. Additionally, each non-employee director shall automatically be granted an option to purchase 2,500 shares of Common Stock (the "Subsequent Option") each year on May 1, if on that date he or she has served on the Board for at least the preceding six months. Each option shall have a term of three years, and each option is immediately exercisable. In this Proxy Statement the stockholders are being asked to approve amendments to the Director Plan to increase the First Option to 70,000 shares, vesting monthly over a three-year period, increase the Subsequent Option to 30,000 shares, vesting monthly over a one-year period, and to provide that all options issued and outstanding under the Director Plan will become fully vested and immediately exercisable upon a change of control of the Company. The exercise price of all options shall be 100% of the fair market value per share of the Common Stock, as of the date immediately preceding the date of grant. The fair market value per share is the price reported on the Nasdaq Stock Market's National Market as the closing price of Common Stock on the last trading day immediately preceding the date of grant.

     Options granted under the Director Plan must be exercised within three months after the end of an optionee's tenure as a member of the Board, or within 12 months after his or her death or disability, but in any case not later than the expiration of the option's term. All options granted under the Director Plan become fully vested and immediately exercisable upon the event of a change of control of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following is the report of the Compensation Committee with respect to the compensation paid to the Company's executive officers during fiscal 2001. Actual compensation earned during fiscal 2001 by the Named Executive Officers is shown in the Summary Compensation Table.

  Compensation Philosophy

     The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for its executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the Committee's objectives are to:

     - provide a competitive total compensation package that takes into consideration the compensation practices of companies with which the Company competes for executive talent; and

     - align the financial interests of executive officers with those of stockholders by providing executives with an equity stake in the Company.

  Components of Executive Compensation

     The compensation program for the Company's executive officers consists of the following components:

     - base salary; and

     - long-term stock option incentives

  Base Salary

     The Compensation Committee reviewed and approved fiscal 2001 salaries for the Chief Executive Officer and other Named Executive Officers at the beginning of the fiscal year. Base salaries were established by the Committee based upon competitive compensation data, an executive's job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Committee based its determination of Mr. Parides's salary on both his individual performance and the salaries paid to chief executive officers of peer companies.

  Long-Term Stock Option Incentives

     The Compensation Committee provides the Company's executive officers with long-term incentive compensation through grants of options to purchase the Company's Common Stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of the Company's stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Committee that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in employ of the Company. The Committee considers the grant of each option subjectively, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of the Company's long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. On October 27, 2000, the Board of Directors granted to Mr. Parides, based upon the recommendations of the Compensation Committee, options to purchase 500,000 shares of common stock at a purchase price of $4.12 per share and based their decision to grant such options on competitive compensation data, Mr. Parides's job responsibilities, anticipated future contribution toward the attainment of the Company's strategic goals, the number of unvested options held at the time of the new grant and other factors. No specific formula was applied to determine the weight of each factor considered.

  Section 162(m)

     The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of
Section 162(m).

                                          Respectfully submitted by:

                                          Milton Chang
                                          Robert Kuhling

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the audit committee of the Board of Directors. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2001 with management. In addition, the Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from Arthur Andersen LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee has discussed the independence of Arthur Andersen LLP with that firm.

     Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K. This report has been provided by the members of the Audit Committee.

                                          Respectfully submitted by:

                                          Milton Chang
                                          Robert Kuhling
                                          Steven West

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq Stock Market (U.S.) Index and of the Nasdaq Electronic Components Index for the period commencing July 20, 1999 and ending on March 31, 2001. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point. The graph assumes that $100 was invested on July 20, 1999 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Components Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG GADZOOX NETWORKS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX
[PERFORMANCE GRAPH]

                                                    GADZOOX NETWORKS,             NASDAQ STOCK              NASDAQ ELECTRONIC
                                                          INC.                    MARKET (U.S.)                COMPONENTS
                                                    -----------------             -------------             -----------------
7/20/99                                                  100.00                      100.00                      100.00
7/99                                                     358.33                       96.47                      104.16
8/99                                                     430.36                      100.55                      120.13
9/99                                                     256.55                      100.69                      112.72
10/99                                                    226.79                      108.76                      123.18
11/99                                                    376.19                      121.99                      131.72
12/99                                                    207.44                      148.82                      150.04
1/00                                                     180.95                      143.32                      174.03
2/00                                                     315.48                      170.56                      228.98
3/00                                                     228.28                      167.05                      240.43
4/00                                                     175.60                      140.50                      222.38
5/00                                                     126.79                      123.55                      203.20
6/00                                                      65.18                      145.25                      235.53
7/00                                                      47.92                      137.37                      232.05
8/00                                                      43.16                      153.62                      263.26
9/00                                                      33.93                      133.66                      198.24
10/00                                                     17.56                      122.69                      187.15
11/00                                                     14.59                       94.52                      142.64
12/00                                                      9.97                       89.50                      123.31
1/01                                                      20.24                      100.32                      141.59
2/01                                                      16.97                       77.74                       93.12
3/01                                                       8.93                       66.88                       75.41

     The information contained above under the captions "Report of the Compensation Committee on Executive Compensation," "Report of the Audit Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's Executive Officers and Directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Executive Officers, Directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. A late report on Form 4 was filed by Wayne Rickard on May 8, 2001 with respect to his sales of shares of common stock on November 14, 2000 and November 15, 2000. A late report on Form 4 was filed by William Hubbard on May 8, 2001 with respect to his stock options exercises on April 11, 2000 and September 26, 2000. A report on Form 5 was not filed by Christine Munson with respect to her grants of options on July 14, 2000 and July 24, 2000. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, other than the exceptions described in this paragraph, during fiscal 2001, all Executive Officers and Directors of the Company complied with all applicable filing requirements during the fiscal year ended March 31, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the beginning of the Company's last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in "Change of Control, Severance and Consulting Arrangements" and (2) the transactions described below.

LOANS TO EXECUTIVE OFFICERS

     On June 26, 2000, the Company loaned $285,000 to Clark S. Foy, the Company's Vice President of Marketing. The outstanding principal balance accrues interest at the rate of 6% per annum and is due on June 26, 2004. The sum of $17,812.50 shall be payable quarterly; however, this amount shall be forgiven as and when it becomes due so long as Mr. Foy remains an employee of the Company.

     On September 29, 2000, the Company loaned $250,000 to Ronald von Trapp, the Company's Vice President of Worldwide Sales. The outstanding principal balance accrues interest at the rate of 6.3% per annum and is due on June 26, 2004. The sum of $125,000 of the principal and all accrued interest on the outstanding balance shall be payable annually; however, this amount shall be forgiven as and when it becomes due so long as Mr. von Trapp remains an employee of the Company.

EXECUTIVE OFFICER AND DIRECTOR OPTION GRANTS

     On various occasions since the beginning of fiscal 2001, the Company has granted the following options to purchase Common Stock to the following current and former executive officers and directors of the Company:

                                                                                        EXERCISE PRICE/
                      NAME                        DATE OF GRANT    NUMBER OF OPTIONS         SHARE
                      ----                        -------------    -----------------    ---------------
Stephen Luczo...................................   04/03/2000             2,500             $44.25
Peter Morris....................................   04/03/2000             2,500              44.25
Rob Kuhling.....................................   04/03/2000             2,500              44.25
Denny Ko........................................   04/03/2000             2,500              44.25
Milton Chang....................................   04/03/2000             2,500              44.25
Michael Parides.................................   05/25/2000            65,000              23.62
                                                   07/14/2000            65,000              11.81
                                                   10/27/2000           500,000               4.12
Christine E. Munson.............................   07/14/2000            25,000              11.81
                                                   07/24/2000            15,000              11.81
Ronald von Trapp................................   10/27/2000           225,000               4.12
Wayne Rickard...................................   07/14/2000            35,000              11.81
                                                   07/24/2000            55,000              11.81
                                                   10/27/2000           125,000               4.12
Clark Foy.......................................   07/14/2000           130,000              11.81
                                                   07/24/2000            30,000              11.81
                                                   10/27/2000           125,000               4.12
Steven Dalton...................................   05/25/2000            35,000              23.62
                                                   07/14/2000            55,000              11.81
                                                   07/24/2000            55,000              11.81
                                                   10/27/2000           125,000               4.12
William Hubbard.................................   07/14/2000            20,000              11.81
                                                   10/27/2000            40,000               4.12
Kristin Strout..................................   02/22/2001            45,000               4.06
Ed Turner.......................................   03/29/2001           160,000               1.56

                                                                                        EXERCISE PRICE/
                      NAME                        DATE OF GRANT    NUMBER OF OPTIONS         SHARE
                      ----                        -------------    -----------------    ---------------
JoAnn Rogers....................................   07/14/2000            45,000              11.81
                                                   07/24/2000            10,000              11.81

CONVERTIBLE NOTE HELD BY SEAGATE TECHNOLOGY, INC.

     On September 18, 1998, the Company entered into a $15,000,000 convertible note purchase agreement with Seagate Technology, Inc. bearing simple interest of 5.75% per annum. On July 31, 2000, the Company repaid the outstanding principal balance and accrued and unpaid interest under the convertible note in the amount of $3,110,728. The Company had the option to convert any portion of the outstanding balance of principal and interest into Common Stock at a price per share of $7.65. The Company converted approximately $12,766,000 of accrued interest and principal into 1,668,722 shares of Common Stock under the convertible note.

INDEMNIFICATION

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

CONFLICT OF INTEREST POLICY

     The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company's policy is to require that a majority of the independent and disinterested outside directors on the Board approve all future transactions between the Company and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to the Company than it could obtain from unaffiliated third parties.

     All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

                                          THE BOARD OF DIRECTORS
Dated: July 27, 2001

                                                                      APPENDIX A

                              AMENDED AND RESTATED

                         CHARTER FOR THE AUDIT COMMITTEE

                            OF THE BOARD OF DIRECTORS

                                       OF

                             GADZOOX NETWORKS, INC.


        PURPOSE:

        The purpose of the Audit Committee of the Board of Directors of Gadzoox Networks, Inc. (the "Company") shall be:

        - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

        - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

        - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

        - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

        The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.


        MEMBERSHIP:

        The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

        1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

        2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

        3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.


        RESPONSIBILITIES:

        The responsibilities of the Audit Committee shall include:

        - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

        - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

        -       Reviewing fee arrangements with the independent auditors;

        - Reviewing the independent auditors' proposed audit scope, approach and independence;

        - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

        - Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

        - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

        - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

        - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

        - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A;

        - Reviewing the Audit Committee's own structure, processes and membership requirements; and

        - Performing such other duties as may be requested by the Board of Directors.

        MEETINGS:

        The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

        The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.


        MINUTES:

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.


        REPORTS:

        Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                                                      APPENDIX B

                             GADZOOX NETWORKS, INC.

                            1999 DIRECTOR OPTION PLAN

        1. Purposes of the Plan. The purposes of this Gadzoox Networks, Inc. 1999 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

        All options granted hereunder shall be nonstatutory stock options.

        2. Definitions. As used herein, the following definitions shall apply:

                (a)     "Board" means the Board of Directors of the Company.

                (b) "Code" means the Internal Revenue Code of 1986, as amended.

                (c)     "Common Stock" means the common stock of the Company.

                (d) "Company" means Gadzoox Networks, Inc., a Delaware corporation.

                (e)     "Director" means a member of the Board.

                (f) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (h) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                        (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                (i)     "Inside Director" means a Director who is an Employee.

                (j) "Option" means a stock option granted pursuant to the Plan.

                (k) "Optioned Stock" means the Common Stock subject to an Option.

                (l)     "Optionee" means a Director who holds an Option.

                (m) "Outside Director" means a Director who is not an Employee.

                (n) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (o)     "Plan" means this 1999 Director Option Plan.

                (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

                (q) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

        3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 350,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year (beginning in 2000) equal to the number of Shares needed to restore the maximum aggregate number of Shares available for sale under the Plan to 350,000 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

        4. Administration and Grants of Options under the Plan. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                (a) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                (b) Each Outside Director shall be automatically granted an Option to purchase 70,000 Shares (the "First Option") on the date on which the later of the following events occurs: (i) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (ii) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

                (c) Each Outside Director shall be automatically granted an Option to purchase 30,000 Shares (a "Subsequent Option") on May 1 of each year provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

                (d)     Notwithstanding the provisions of subsections (ii) and
(iii) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 16 hereof.

                (e) The terms of a First Option granted hereunder shall be as follows:

                        (i) the term of the First Option shall be three (3) years.

                        (ii) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                        (iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

                        (iv) subject to Section 10 hereof, the First Option shall vest as to 1/36th of the shares subject to such grant each full month following the date of grant, provided that the optionee continues to serve as a director on these dates.

                (f) The terms of a Subsequent Option granted hereunder shall be as follows:

                        (i)     the term of the Subsequent Option shall be three
(3) years.

                        (ii) the Subsequent Option shall vest as to 1/12th of the shares subject to such grant each month following the date of grant, provided that the optionee continues to serve as a director on these dates.

                        (iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

                (g) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

        5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

        The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

        6. Term of Plan. The Plan shall become effective upon the date of the receipt of stockholder approval of this Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

        7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

        8.      Exercise of Option.

                (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                (b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its three (3) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                (c) Disability of Optionee. In the event Optionee's status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its three (3) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                (d) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its three (3) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

                (c) Change of Control. In the event of a Change of Control (as defined below), all Options outstanding at the time of such Change of Control shall vest in full and become immediately exercisable. Upon such a Change of Control, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Sections 4 and 8(b) through 8(d) hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation.

        If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Board shall notify the Optionee of that fact, the Option shall remain exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such thirty (30)-day period the Option shall terminate.

        For the purposes of this Section 10(c), an Option shall be considered assumed if, following the Change of Control event, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Change of Control event, the consideration (whether stock, cash, or other securities or property) received in the Change of Control event by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the Change of Control event is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control event.

        The term "Change of Control" means the occurrence of any of the following: (A) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided, however, that sales by the Company of its equity securities shall not constitute a Change of Control; or (B) the effective date of a merger or consolidation of the Company with any other third party, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, such surviving entity or the entity that controls such surviving entity outstanding immediately after such merger or consolidation, or the effective date of the sale or disposition by the Company of all or substantially all the Company's assets.

        11.     Amendment and Termination of the Plan.

                (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

        12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

        13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

        Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

                             GADZOOX NETWORKS, INC.

                            DIRECTOR OPTION AGREEMENT


        Gadzoox Networks, Inc., a Delaware corporation (the "COMPANY") has granted to (the "OPTIONEE"), an option to purchase a total of ___________ shares of the Company's Common Stock (the "OPTIONED STOCK"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 1999 Director Option Plan (the "PLAN") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

        1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

        2. Exercise Price. The exercise price is $_______ for each share of Common Stock.

        3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

               (i) Right to Exercise.

                    (a) This Option shall become exercisable as to [______________________]; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan.

                    (b) This Option may not be exercised for a fraction of a share.

                    (c) In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

               (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

        4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

               (i)    cash;

               (ii)   check; or

               (iii) surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

               (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

        5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        7. Term of Option. This Option may not be exercised more than three (3) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

        8. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of
Section 83 in general and the availability a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

        9. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the State of California without giving effect to the conflicts of laws principles thereof.

DATE OF GRANT:____________________  GADZOOX NETWORKS, INC.



                                    By:________________________________________

        Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:________________________      ___________________________________________
                                    Optionee

                                    EXHIBIT A

                         DIRECTOR OPTION EXERCISE NOTICE

Gadzoox Networks, Inc.
5850 Hellyer Avenue
San Jose, CA 95138

Attention:  Chief Financial Officer

        1. Exercise of Option. The undersigned ("OPTIONEE") hereby elects to exercise Optionee's option to purchase ______ shares of the Common Stock (the "SHARES") of Gadzoox Networks, Inc. (the "COMPANY") under and pursuant to the Company's 1999 Director Option Plan and the Director Option Agreement dated _______________ (the "AGREEMENT").

        2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement.

        3. Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

        4. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        5. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

        6. Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                        Accepted by:

OPTIONEE:                            GADZOOX NETWORKS, INC.

Name:_________________________       By:_________________________________

                                     Its:________________________________
Signature


Address:______________________       Address:      5850 Hellyer Avenue
                                                   San Jose, CA 95138




Dated:________________________       Dated:______________________________

        6. Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.



Submitted by:                        Accepted by:

OPTIONEE:                            GADZOOX NETWORKS, INC.

Name:_________________________       By:_________________________________

                                     Its:________________________________
Signature


Address:______________________       Address:      5850 Hellyer Avenue
                                                   San Jose, CA 95138




Dated:________________________       Dated:______________________________

                                                                      APPENDIX C

                             GADZOOX NETWORKS, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN


        1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2. Definitions.

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (c) "Common Stock" shall mean the Common Stock of the Company.

               (d) "Company" shall mean Gadzoox Networks, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

               (e) "Compensation" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

               (f) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

               (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

               (h) "Enrollment Date" shall mean the first day of each Offering Period.

               (i) "Exercise Date" shall mean the last day of each Offering Period.

               (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                        (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                        (iv) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company's Common Stock (the "Registration Statement").

               (k) "Offering Period" shall mean a period of approximately six
(6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after August 1 and terminating on the last Trading Day in the period ending the following January 31, or commencing on the first Trading Day on or after February 1 and terminating on the last Trading Day in the period ending the following July 31; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company's Registration Statement effective and ending on the last Trading Day on or before January 31, 2000. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

               (l) "Plan" shall mean this Employee Stock Purchase Plan.

               (m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

               (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

               (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

               (p) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

        3.     Eligibility.

               (a) Any Employee who shall have been employed by the Company for at least one day prior to the first day of an offering period shall be eligible to participate in the Plan.

               (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after August 1 and February 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company's Registration Statement effective and ending on the last Trading Day on or before January 31, 2000. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        5.     Participation.

               (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of EXHIBIT A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

               (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

        6.     Payroll Deductions.

               (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

               (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

               (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

               (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

               (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

        7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 2,500 shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in

Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in
Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

        8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option.

        10.    Withdrawal.

               (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of EXHIBIT B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

               (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11. Termination of Employment. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

        13.    Stock.

               (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lesser of (i) 750,000 shares, (ii) 1.5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

               (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

               (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

        14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

        15. Designation of Beneficiary.

               (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

               (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

               (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten
(10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New

Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

               (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        20.    Amendment or Termination.

               (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

               (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

               (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                        (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                        (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                        (iii) allocating shares.

        Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

        21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23. Term of Plan. The Plan Shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

                             GADZOOX NETWORKS, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT


        _____ Original Application                  Enrollment Date: __________

        _____ Change in Payroll Deduction Rate

        _____ Change of Beneficiary(ies)

        1. _____________________________________ hereby elects to participate in the Gadzoox Networks, Inc. 1999 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

        2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

        3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

        4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

        5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):.

        6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

        7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan. 8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan

NAME:  (Please print)
                     -----------------------------------------------------------
                       (First)             (Middle)                      (Last)


--------------------------------------------------
Relationship


--------------------------------------------------
(Address)


Employee's Social Security Number:
                                  ----------------------------------------
Employee's Address:
                   -------------------------------------------------------

                   -------------------------------------------------------

                   -------------------------------------------------------

                   -------------------------------------------------------

        I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:
      ------------------------------     --------------------------------------
                                         Signature of Employee


                                         --------------------------------------
                                         Spouse's Signature
                                         (If beneficiary other than spouse)

                                    EXHIBIT B

                             GADZOOX NETWORKS, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


        The undersigned participant in the Offering Period of the Gadzoox Networks, Inc. 1999 Employee Stock Purchase Plan which began on ___________, ______ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.



Name and Address of Participant:

------------------------------------

------------------------------------

------------------------------------

Signature:

------------------------------------

Date:
      ------------------------------

                                      PROXY
                          GADZOOX NETWORKS, INC. PROXY
                       2001 ANNUAL MEETING OF STOCKHOLDERS

                               September 21, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of GADZOOX NETWORKS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 14, 2001, and hereby appoints Michael Parides and David P. Eichler each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of GADZOOX NETWORKS, INC. to be held on Friday, September 21, 2001 at 10:00 a.m. local time, at the Silver Creek Valley Country Club located at 5460 Country Club Parkway, San Jose, California 95138 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

        (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------

  1.    ELECTION OF DIRECTORS:                                  FOR        WITHHOLD
        NOMINEES:                                               [ ]          [ ]
        Milton Chang

                                                                FOR        AGAINST     ABSTAIN
  2.    Appointment of Arthur Andersen LLP as independent       [ ]          [ ]          [ ]
        auditors of Gadzoox Networks, Inc. (the "Company")
        for the fiscal year ending March 31, 2002.

  3.    Amendments to the 1999 Director Option Plan (the        [ ]          [ ]          [ ]
        "Director Plan") to (i) increase the number of
        shares of Common Stock reserved for issuance under
        the Director Plan to 350,000 shares, (ii) increase
        the number of shares initially granted to new
        non-employee directors to 70,000 shares, vesting
        monthly over 3 years, (iii) increase the number of
        shares subsequently granted to non-employee
        directors annually to 30,000 shares, vesting
        monthly over 1 year, and (iv) provide that all
        options outstanding under the Director Plan at the
        time of a change of control of the Company shall
        vest in full and become immediately exercisable
        upon the occurrence of such a change of control
        event.

  4.    Amendment to the Director Plan to increase the          [ ]          [ ]          [ ]
        number of shares of Common Stock by which the
        number of shares reserved under the Director Plan
        will be automatically increased each year to that
        number sufficient to bring the number of available
        shares to 350,000.

  5.    Amendment to the 1999 Employee Stock Purchase Plan      [ ]          [ ]          [ ]
        (the "ESPP") to increase the number of shares of
        Common Stock by which the number of shares
        reserved for sale under the ESPP will be
        automatically increased each year to the lesser
        of (i) 750,000 shares of the Company, (ii) 1.5% of the
        outstanding shares of the Company or (iii) a
        lesser amount determined by the Board.

AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, THE APPOINTMENT OF ARTHUR ANDERSEN LLP, THE SERIES OF

AMENDMENTS TO THE 1999 DIRECTOR OPTION PLAN, THE AMENDMENT TO THE AUTOMATIC ANNUAL INCREASE PROVISION OF THE 1999 DIRECTOR OPTION PLAN, THE AMENDMENTS TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

Signature(s) ________________________________________________Dated _______, 2001

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Proxy cards may also be completed via the telephone or internet. Do not return your proxy card if you are voting by telephone or internet.